EXHIBIT 23.4

CONSENT OF MCGEHEE ENGINEERING CORP.

McGehee Engineering Corp. hereby consents to the use of information contained in our report (the “Reserve Report”) dated January 29, 2020 relating to estimates of certain coal reserves held by Warrior Met Coal, Inc. (the “Company”) in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and any amendments thereto, and to the incorporation by reference in the Company’s Registration Statement on Form S-8 (No. 333-217389), the Company's Registration on Form S-8 (No. 333-223049), the Company's Registration Statement on Form S-3ASR (No. 333-224734), and the Company’s Registration Statement on Form S-3ASR (No. 333-234368) of information contained in the Reserve Report relating to estimates of certain coal reserves in the Annual Report. We hereby further consent to the reference to McGehee Engineering Corp. in those filings and any amendments thereto.

McGehee Engineering Corp.

By:     /s/ C.W. McGehee
Name:     C. W. McGehee
Title:     President

Dated: February 19, 2020